Exhibit 4.17

January 31, 2003

U S Liquids Inc.
411 N. Sam Houston Pkwy. E.
Houston, TX 77060
Attention: Treasurer

Re:	Waiver, Thirteenth Amendment and Consent

Ladies and Gentlemen:

     Please refer to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association),as Agent and a waiver letter dated October 4, 2002 (the “10/4 Waiver Letter”), a waiver letter dated October 25, 2002 (the “10/25 Waiver Letter”), a waiver letter and credit agreement amendment dated as of December 23, 2002 (the “12/23 Waiver Letter”), and a waiver letter and credit agreement amendment dated January 14, 2003 (the “1/14/03 Waiver Letter”; together with the 10/4 and 10/25 Waiver Letters, the “Prior Waiver Letters”). Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

     1.     Introduction.

     The Company has requested that the Banks agree to a further extension to March 15, 2003 of the otherwise required December 31, 2002 $3,400,000 reduction in the Commitment Amount.

     2.     Waiver, Amendments and Consents.

     Notwithstanding anything to the contrary contained in the Credit Agreement or the Prior Waiver Letters, the Banks agree that the Company may defer to March 15, 2003 the $3,400,000 reduction in the Commitment Amount that was originally scheduled to occur on December 31, 2002 and is now scheduled to occur on January 31, 2003; provided that, if the obligations owing under the Credit Agreement are not paid in full in cash or appropriately cash collateralized (in the case of outstanding Letters of Credit) on or before February 28, 2003, the Company shall promptly retain an investment banker to pursue the sale of a major business segment of the Company (being defined as a business segment that produces approximately $3,000,000 in annual EBITDA) it being understood that any such sale will be subject to Bank Group approval; provided further, however, that, if such an investment banker is so retained by the Company on or before March 15, 2003, such mandatory commitment reduction shall no longer be required, but otherwise, such mandatory commitment reduction shall occur on March 15, 2003.

U S Liquids Inc.
January 31, 2003

     3.     Terms and Conditions of Waiver, Amendments and Consents. In consideration of the foregoing waiver, amendments and consents, the Company agrees with the Agent and the Required Banks as follows:

     (a)  Limitation on Outstandings. The limitation on the Total Outstandings set forth in Section 3(a) of the Prior Waiver Letters (which limitation is in the present amount of $85,348,000 (including all liability of the Company with respect to any outstanding Letters of Credit) shall remain in effect through April 15, 2003; provided, however, that any subsequent increases in such limitation that, in the aggregate, are in excess of $600,000 shall require the consent of each Bank.

     4.     Effectiveness. This letter (other than the agreement of the Banks set forth in Section 2) shall become effective upon receipt by the Agent of (a) counterparts hereof (or facsimiles thereof) executed by the Company and the Required Banks, (b) a confirmation of the Guarantors substantially in the form of Exhibit A, (c) a waiver fee for each Bank in the amount equal to 0.125% of such Bank’s Commitment, (d) copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this letter and the performance by the Company of its obligations hereunder and (e) evidence that the Company has paid all fees and expenses of the Agent (including all attorneys’ fees and expenses) incurred on or prior to the date hereof). The agreement of the Banks set forth in Section 2 shall become effective upon (i) receipt of the Agent of counterparts hereof (or facsimiles thereof) executed by the Company and each Bank and (ii) satisfaction of the conditions set forth in clauses (b) through (e). Notwithstanding anything to the contrary contained herein, this letter shall become effective upon the satisfaction of the foregoing requirements other than the requirement in clause (d) of the second immediately sentence, so long as the requirements of such clause (d) are satisfied on or before February 6, 2003.

     5.     Miscellaneous.

     (a)  This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Agent and the Banks hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law.

     (b)  This letter may be executed in counterparts and by the parties hereto on separate counterparts.

     (c)  This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     (d)  Except as otherwise expressly amended or modified herein, each of the Credit Agreement and the Prior Waiver Letters (including the representations, warranties, covenants and Events of Default contained therein) shall remain in full force and effect and are hereby ratified and confirmed in all respects.

[SIGNATURE PAGES FOLLOW]

U S Liquids Inc.
January 31, 2003

     Please acknowledge the foregoing by signing a copy of this letter and returning it to the Agent.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Title:

BANK OF AMERICA, N.A., as a Bank

By:

Title:

FLEET NATIONAL BANK

By:

Title:

BANK ONE, NA

By:

Title:

THE BANK OF NOVA SCOTIA

By:

Title:

UNION BANK OF CALIFORNIA

By:

Title:

U S Liquids Inc.
January 31, 2003

COMERICA BANK

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title:

BNP PARIBAS

By:

Title:

By:

Title:

     ACKNOWLEDGED AND AGREED:

     U S LIQUIDS INC.

By:

Title:

CONFIRMATION

Dated as of January 31, 2003

     To: Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

     Please refer to the waiver, amendment and consent letter dated as of January 31, 2003 (the “Waiver and Consent”) with respect to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (the “Administrative Agent”).

     Each of the undersigned hereby confirms to the Administrative Agent and the Banks that such undersigned has received a copy of the Waiver and Consent and that, after giving effect to the Waiver and Consent and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

EARTH BLENDS, INC.
MBO, INC.
THE NATIONAL SOLVENT EXCHANGE CORP.
PARALLEL PRODUCTS OF FLORIDA, INC.
PARALLEL PRODUCTS OF KENTUCKY, INC.
RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C.
ROMIC ENVIRONMENTAL TECHNOLOGIES CORPORATION
USL FIRST SOURCE, INC.
U S LIQUIDS GREAT LAKES, INC.
U S LIQUIDS OF HOUSTON, L.L.C.
U S LIQUIDS OF DALLAS, L.L.C.
U S LIQUIDS OF CENTRAL TEXAS, L.L.C.
U S LIQUIDS OF CONNECTICUT, INC.
U S LIQUIDS OF GREATER CHICAGO, INC.
U S LIQUIDS OF PENNSYLVANIA, INC.
U S LIQUIDS OF TEXAS, INC.
U S LIQUIDS LP HOLDING CO.
U S LIQUIDS NORTHEAST, INC.
U S LIQUIDS TERMINAL SERVICES, INC.
U S LIQUIDS OF DETROIT, INC.
U S LIQUIDS OF FLORIDA, INC.
USL ENVIRONMENTAL SERVICES, INC.
USL GENERAL MANAGEMENT, INC.

USL PARALLEL PRODUCTS OF CALIFORNIA
WASTE RESEARCH AND RECOVERY, INC.
WASTE STREAM ENVIRONMENTAL, INC.

By:

Name:

Title:

U S LIQUIDS OF LA., L.P.
By: MBO, Inc., its General Partner

By:

Name:

Title:

USL MANAGEMENT LIMITED PARTNERSHIP
By: USL General Management, Inc., its General Partner

By:

Name:

Title:

GEM MANAGEMENT, INC.

By:

Name:

Title: